Exhibit 99.1

NORTH PITTSBURGH SYSTEMS, INC.

4008 GIBSONIA ROAD

GIBSONIA, PA 15044-9311

Contact: Allen P. Kimble	Phone: (724) 443-9575	Fax: (724) 443-9431

FOR IMMEDIATE RELEASE

NORTH PITTSBURGH SYSTEMS, INC.

REPORTS SPECIAL DIVIDEND DECLARATION

April 21, 2006, Gibsonia, Pennsylvania – North Pittsburgh Systems, Inc. (NASDAQ:NPSI) announced that a special common stock dividend of $1.00 per share has been declared, payable on May 15, 2006 to shareholders of record on May 1, 2006. The special dividend, in commemoration of the Company’s centennial birthday, represents one cent per share for each of the 100 years of the Company’s existence. The Company has paid dividends at least annually since 1932 and the Special 100 Year Birthday Dividend is another demonstration of its commitment to its shareholders, customers, the communities it serves and employees. North Pittsburgh Systems, Inc. has total assets of $156 million and operates a telecommunications business in Western Pennsylvania providing competitive and local exchange services, long distance and Internet services through its subsidiaries, North Pittsburgh Telephone Company, Penn Telecom, Inc. and Pinnatech, Inc. (Nauticom).